Kraton Polymers LLC Q4 2006 Earnings Call March 29, 2007

Disclaimers Forward Looking Statements This presentation may include "forward-looking statements" which are statements other than statements of historical fact and are often characterized by the use of words such as "believes," "expects," "estimates," "projects," "may," "will," "intends," "plans" or "anticipates," or by discussions of strategy, plans or intentions. All forward-looking statements in this presentation are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information. GAAP Disclaimer This presentation includes non-GAAP financial measures, including EBITDA, Adjusted EBITDA and LTM Bank EBITDA. Investors should consider these measures, which we believe investors consider useful in assessing our performance and compliance with our financial covenants, together with the GAAP measures from our financial statements. A reconciliation of the non-GAAP financial measures used in this presentation to the most directly comparable GAAP measures can be found in the attached Appendix.

2006 Performance Overview Total revenues grew 7% and exceeded $1 billion Volumes were flat from prior year LTM Bank EBITDA increased 2% from $124 million to $126 million Raw materials were up 20% vs. 2005 Restructuring activities completed yielding $8-11 million of annual savings Available liquidity was strong at $119 million

Kraton Strategies Quality Innovation Execution Growth

PVC Replacement Hot Melt Butyl Sealants Bicomponent Fibers Coextruded Adhesive Films Packaging Tie Layers Polyisoprene Latex ERS Polymers Kraton S Polymers Low Density Foamed Adhesive Giving Innovators Their Edge...... Giving Innovators Their Edge...... Hot Melt Adhesive Labels

2001 2002 2003 2004 2005 2006 2007e 252 272 289 311 321 327 361.8 47 42 35 35 32 24 25.3 299 313 324 346 353 2001 2002 2003 2004 2005 2006 2007e 617 629 703 807 976 1048 1151 12 8 13 16 23 617 628 703 807 953 Volume kT 3% 5% Non-Core Products* Core Products $MM Revenue 11% 617 629 703 807 976 299 313 324 346 353 *Footwear, Lubricant and Fuel Additive, and High Styrenics Strong Growth 352 1,048

Kraton End Use Markets * Polyisoprene Latex only Based on Management Estimates End-Use 2006 Kraton Revenue Mix Market Position 05-06 Rev Growth Adhesives, Sealants and Coatings 33% #1 7% Paving and Roofing 30% #1 6% Compounding Channels 19% #1 9% Personal Care 6% #1 0% Packaging and Films 4% #1 16% Emerging Business 2% 45%*

Volume Growth Core Non-Core Paving and Roofing Compounding Channels Packaging and Films Personal Care Emerging Markets East 0.02 -0.24 0.01 0.12 0.07 0.08 0.36 2006 vs. 2005 + Europe + Asia Pacific - North America

Quality Improvement Programs

Execution Metrics Based on Management Estimates 43% Improvement kT $MM Kraton Production Capacity

Summary Financial Statistics

2005 2006 Sales 221 241 Other Revenue 2 4 Revenue Summary 2005 Revenue $976 Price/Mix $60 Currency $7 Other Revenue $9 Volume ($4) 2006 Revenue $1,048 Fourth Quarter 10% 223 245 Other Revenue Sales Annual 7% 976 1,048 Other Revenue Sales ($MM) ($MM) 4Q 2005 Revenue $223 Price/Mix $14 Currency $9 Other revenue $2 Volume ($3) 4Q 2006 Revenue $245 Highlights

2005 2006 East 80 79 Volume Summary Fourth Quarter -1% 2005 2006 East 353 352 Annual 0% kT kT Highlights Double digit HSBC volume growth in Europe and Asia Pacific region. Core volume growth up 2% on annual basis USBC volumes down due to increased competitive pressures, product substitution, and increased asphalt pricing

2003 2004 2005 2006 East 1593 1725 1955 2044 2106 2308 West 534 423 331 525 594 581 2,286 2,700 Sales Margin Cost of Sales $/MT Pricing and Margin Trends 2,889

2003 2004 2005 2006 East 100 1725 131 2044 161 194 West 534 423 331 525 594 581 100% 131% Indexed/MT Raw Material Environment 161% 194%

2005 vs. 2006 LTM Bank EBITDA $ MM

2006 Cash Flow $ MM Available Liquidity = $161 Available Liquidity = $119

Debt Covenant Status Covenant Level 2006 5.95 4.63 Covenant Level 2006 2 3.16 $28mm EBITDA Cushion Debt / LTM Adjusted Bank Covenant EBITDA $46mm EBITDA Cushion LTM Adjusted Bank Covenant EBITDA / Interest Expense

Updates Timing of 10K filing China Distribution Center Europe capacity expansion Asia HSBC Plant IR Latex Plant

2007 Outlook Several new product introductions planned Improved volume growth expectations Continued uncertainty in raw material prices $30 - $40 million capital spending planned Expectations for improved cash generation

Appendix

LTM Adjusted Bank EBITDA Reconciliation ($MM) (1) The Kraton Adjusted EBITDA measure is used by management to evaluate operating performance. Management believes that EBITDA is useful to investors because it is frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because all companies do not use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. (2) These adjustments are made pursuant to the Credit and Guaranty Agreement, dated December 23, 2003, as amended as of March 4, 2004, as further amended as of October 21, 2004, as further amended as of February 16, 2006 and as further amended as of May 12, 2006, among KRATON Polymers LLC, as Borrower, Polymer Holdings LLC, certain subsidiaries of KRATON Polymers LLC, as Guarantors, various lenders, Goldman Sachs Credit Partners L.P. and UBS Securities LLC, as Lead Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, UBS AG, Stanford Branch, as Administrative Agent and Collateral Agent (the "senior secured credit facility"). (3) LTM Adjusted Bank EBITDA is defined as EBITDA adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the senior secured credit facility. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting LTM Adjusted Bank EBITDA are appropriate to provide additional information to investors to demonstrate compliance with the financing covenants contained in the senior secured credit facility. LTM December 31, LTM December 31, 2006 2005 Income before income taxes $20 $34 Add back: Interest 41 34 Depreciation and Amortization 45 44 Non-cash compensation expense 2 - Kraton Adjusted EBITDA1 $108 $112 Add back:2 Inventory step-up - 2 Sponsor fees and expenses 2 2 Normalized plant turnaround costs Permitted Acquisition Costs 4 1 - - Restructuring charges 11 3 Schedule 1.1 costs 3 - Other non-cash charges reducing consolidated net income (3) 5 LTM Adjusted Bank EBITDA3 $126 $124

Giving Innovators Their Edge